UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

Aerpio Pharmaceuticals, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	000-53057	61-1547850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9987 Carver Road

Cincinnati, OH 45242

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (513) 985-1920

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Aerpio Pharmaceuticals, Inc. (the “Company”), in collaboration with Peter Campochiaro, MD of the Wilmer Eye Institute of Johns Hopkins Medical Center, completed a single-center study of the safety and efficacy of three months of treatment with 15 mg twice daily AKB-9778 with concomitant PRN anti-vascular endothelial growth factor (“anti-VEGF”) therapy in 16 patients with retinal vein occlusion (nine with central vein occlusion and seven with branch vein occlusion) and a history of persistent macular edema on anti-VEGF monotherapy. The average duration of retinal vein occlusion at entry into the study was 4.7 years. At least one intravitreal (“IVT”) anti-VEGF dose was administered in 12/16 patients during the active treatment period of the study. A total of 14 IVT anti-VEGF injections were administered over the treatment period (0.88 injections / patient). Visual acuity improved from baseline by a mean of 8.7 letters (p=0.001). This increase in BCVA was accompanied by a significant reduction from baseline in macular edema as measured by central subfield thickness on sd-OCT (mean reduction 140 µm; p=0.009). AKB-9778 was safe and well-tolerated in this study, with no serious or severe adverse events reported. The Company believes these results suggest that activation of Tie2 by AKB-9778 may be beneficial in patients with chronic retinal vein occlusion. However, these results are considered exploratory, given that this was an open-label, non-controlled study without a placebo or active control arm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERPIO PHARMACEUTICALS, INC.

Date: July 31, 2017	By:	/s/ Joseph H. Gardner
Joseph H. Gardner
Chief Executive Officer